UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2013

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10380 Bren Road West, Minnetonka, MN 55343

(Address of principal executive offices)  (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Digital River, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the holders of 30,365,401 shares of the Company’s Common Stock (85.99%) were represented in person or by proxy constituting a quorum. The following matters were considered and voted upon at the Annual Meeting, and received the votes set forth below:

Proposal 1 — Election of Directors

Nominees for election for a three-year term expiring at the 2016 Annual Meeting:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-vote

Perry W. Steiner	20,562,845	2,421,347	8,384	7,372,825
Timothy J. Pawlenty	22,619,872	365,975	6,729	7,372,825
David C. Dobson	21,228,822	1,760,316	3,438	7,372,825

Proposal 2 — To approve the adoption of the 2013 Performance Bonus Plan

Votes For	Votes Against	Votes Abstained	Broker Non-vote

20,786,851	2,021,529	184,196	7,372,825

Proposal 3 - Advisory vote to approve the executive compensation of our named executive officers

Votes For	Votes Against	Votes Abstained	Broker Non-vote

22,123,001	462,161	407,414	7,372,825

Proposal 4 — To ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2013

Votes For	Votes Against	Votes Abstained	Broker Non-vote

27,945,821	2,389,526	30,054	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

By:	/s/ Stefan B. Schulz
Name: Stefan B. Schulz
Title: Chief Financial Officer

Date:  May 29, 2013